UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 17, 2010

Grubb & Ellis Apartment REIT, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-52612	20-3975609
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Avenue, Suite 300, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	714-667-8252

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 17, 2010, Mr. Stanley J. Olander, our chief executive officer, president and chairman of the board of directors, resigned from his position as our president. Mr. Olander will continue to serve as our chief executive officer and chairman of the board of directors. Concurrent, with Mr. Olander’s resignation, our board of directors appointed Gustav G. Remppies to serve as our president effective March 17, 2010.

Mr. Remppies, age 49, previously served as our executive vice president and chief investment officer from December 2010 to March 2010. Since December 2005, he has served as the executive vice president and chief investment officer of Grubb & Ellis Apartment REIT Advisor, LLC, or our advisor. Since January 2006, Mr. Remppies has also been a managing member of ROC REIT Advisors, LLC, a non-managing member of our advisor. Mr. Remppies has also served in various capacities within Grubb & Ellis Company, our sponsor, since January 2006, including executive vice president of Grubb & Ellis Residential Management, Inc., our property manager. From 1995 to 2003, Mr. Remppies served as senior vice president of acquisition for Cornerstone Realty Income Trust, Inc., or Cornerstone, and from 2003 to April 2005, served as Cornerstone’s executive vice president and chief investment officer. During this tenure, Mr. Remppies oversaw the acquisition and development of approximately 30,000 apartment units. In addition, Mr. Remppies oversaw the placement of over $500 million in debt, both secured and unsecured, with a variety of lenders.

Mr. Remppies will not receive any additional compensation and did not enter into an executive employment agreement with us, our advisor or our sponsor, in connection with his appointment as our company’s president.

Item 7.01 Regulation FD Disclosure.

On March 17, 2010, we issued a press release announcing the resignation of Mr. Olander as our president, along with the appointment of Mr. Remppies as our president. A copy of the press release, which is hereby incorporated into this filing in its entirety, is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Grubb & Ellis Apartment REIT, Inc. Press Release dated, dated March 17, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grubb & Ellis Apartment REIT, Inc.

March 17, 2010	By:	/s/ Stanley J. Olander, Jr.

Name: Stanley J. Olander, Jr.
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Grubb & Ellis Apartment REIT, Inc. Press Release dated, dated March 17, 2010